As filed with the Securities and Exchange Commission on August
13, 1998
                                          Registration No. ______


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                              GOTTSCHALKS INC.
           (Exact name of registrant as specified in its charter)
                             ___________________

             Delaware                           77-0159791
 (State or other jurisdiction of             (I.R.S. Employer
  incorporation or organization)           Identification No.)

              7 River Park Place East, Fresno, California 93720
                  (Address of principal executive offices)


           The Gottschalks Inc. 1998 Employee Stock Purchase Plan
                          (Full title of the plan)
                               ______________

                          Warren L. Williams, Esq.
                               General Counsel
                              GOTTSCHALKS INC.
                           7 River Park Place East
                          Fresno, California 93720
                   (Name and address of agent for service)
                             ___________________

Telephone number, including area code, of agent for service:
(209) 434-4800
                             ___________________

                                  Copy to:
                           D. Stephen Antion, Esq.
                            O'Melveny & Myers LLP
                      400 South Hope Street, Suite 1500
                       Los Angeles, California  90071

                      CALCULATION  OF REGISTRATION  FEE

                               Proposed     Proposed
                               maximum      maximum
Title of           Amount      offering     aggregate    Amount of
securities         to be       price        offering     registration
to be registered   registered  per unit     price        fee

Common Stock, $.01 500,000(1)  $8.71875(2) $4,359,375(2) $1,286(2)
par value          shares

     (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416 under the Securities Act of 1933, as amended, an additional indeterminate number of shares which by reason of certain events specified in the Plan may become subject to the Plan.

     (2) Pursuant to Rule 457(h) under the Securities Act of 1933, as amended, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 10, 1998 as reported on the New York Stock Exchange and published in the Western Edition of the Wall Street Journal.

          The exhibit index for this Registration Statement is on page S-3.

                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


      Item 3.         Incorporation of Certain Documents by
                      Reference

              The  following  documents of Gottschalks  Inc.
      (the   "Company")  filed  with  the   Securities   and
      Exchange   Commission  are  incorporated   herein   by
      reference:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998;

           (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1998;
                and

           (c)  The description of the Company's Common
                Stock contained in the registration
                statement (and past and future amendments thereto) for the Common Stock filed under
                Section 12 of the Securities and Exchange
                Act of 1934, as amended (the "Exchange Act") including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

          Item 4. Description of Securities

                  The Company's Common Stock is registered pursuant to Section 12 of the Exchange Act, and therefore, the description of securities is omitted.

          Item 5. Interests of Named Experts and Counsel

                  Not Applicable.

          Item 6. Indemnification of Directors and Officers

               Delaware law provides for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Pursuant to
     Section 145 of the Delaware General Corporation Law (the "DGCL"), a corporation may indemnify an officer or director if that person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal actions or proceedings, had no reason to believe the conduct was unlawful.

               The Certificate of Incorporation of the Company limits directors' liability for monetary damages to the Company and its stockholders for breaches of fiduciary duty to the fullest extent permitted by the DGCL.

               The Company's Bylaws provide that each director or officer of the Company who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity or in another capacity while serving as director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of the Company's Board of Directors. The right to indemnification shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         See the attached Exhibit Index at page S-3.

Item 9.  Undertakings

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933 (the
     "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided,  however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fresno, State of California, on this 13 day of August, 1998.

                       GOTTSCHALKS INC.



                       By:     /s/  JOE LEVY
                              -----------------------------
                              Joe Levy
                              Chairman and Chief Executive
                              Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    Signature             Title                        Date


/s/ JOE LEVY             Chairman and Chief       August 13, 1998
    Joe Levy             Executive Officer



/s/ JAMES R. FAMALETTE   President, Chief         August 13, 1998
    James R. Famalette   Operating Officer and
                         Director



/s/ BRET W. LEVY       Vice President, Treasurer  August 13, 1998
    Bret W. Levy         and Director



/s/ MAX GUTMANN          Director                 August 13, 1998
    Max Gutmann


/s/ ALAN WEINSTEIN       Senior Vice President    August 13, 1998
    Alan Weinstein       and Chief Financial Officer


/s/ SHARON LEVY          Director                 August 13, 1998
    Sharon Levy



/s/ JOSEPH J. PENBERA    Director                 August 13, 1998
    Joseph J. Penbera



/s/ FREDERICK R. RUIZ   Director                  August 13, 1998
    Frederick R. Ruiz



/s/ O. JAMES WOODWARD III  Director               August 13, 1998
    O. James Woodward III



/s/ WILLIAM SMITH         Director                August 13, 1998
    William Smith



                          EXHIBIT INDEX


Exhibit
Number               Description


4          The Gottschalks Inc. 1998
           Employee Stock Purchase
           Plan.

5          Opinion of Warren L.
           Williams, Esq. (opinion re
           legality).

23.1       Consent of Independent
           Auditors.

23.2       Consent of Warren L.
           Williams, Esq. (included in
           Exhibit 5).